                                                                     Exhibit 2.1


                         AGREEMENT AND PLAN OF MERGER


                                    between


                            SOVEREIGN BANCORP, INC.


                                      and


                             PEOPLES BANCORP, INC.


                               September 7, 1998

                                   AGREEMENT
                                   ---------

                               TABLE OF CONTENTS
                               -----------------

                                                                    Page
                                                                    ----

     BACKGROUND....................................................   1
     AGREEMENT.....................................................   1

                                   ARTICLE I
                                  THE MERGERS
                                  -----------
     Section 1.01    Definitions....................................  1
                     -----------
     Section 1.02    The Merger.....................................  7
                     ----------
     Section 1.03    The Bank Merger................................ 13
                     ---------------

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF PEOPLES
                   -----------------------------------------

     Section 2.01    Organization..................................  14
                     ------------
     Section 2.02    Capitalization................................  14
                     --------------
     Section 2.03    Authority; No Violation.......................  16
                     -----------------------
     Section 2.04    Consents......................................  17
                     --------
     Section 2.05    Financial Statements..........................  17
                     --------------------
     Section 2.06    Taxes.........................................  18
                     -----
     Section 2.07    No Material Adverse Effect....................  18
                     --------------------------
     Section 2.08    Contracts.....................................  19
                     ---------
     Section 2.09    Ownership of Property; Insurance Coverage.....  20
                     -----------------------------------------
     Section 2.10    Legal Proceedings.............................  21
                     -----------------
     Section 2.11    Compliance With Applicable Law................  21
                     ------------------------------
     Section 2.12    ERISA.........................................  22
                     -----
     Section 2.13    Brokers, Finders and Financial Advisors;
                     ----------------------------------------
                     Fairness Opinion..............................  23
                     ----------------
     Section 2.14    Environmental Matters.........................  24
                     ---------------------
     Section 2.15    Allowance for Losses..........................  24
                     --------------------
     Section 2.16    Information to be Supplied....................  24
                     --------------------------
     Section 2.17    Securities Documents..........................  24
                     --------------------
     Section 2.18    Related Party Transactions....................  25
                     --------------------------
     Section 2.19    Schedule of Termination Benefits..............  25
                     --------------------------------
     Section 2.20    Loans.........................................  25
                     -----
     Section 2.21    Antitakeover Provisions Inapplicable..........  26
                     ------------------------------------
     Section 2.22    Labor and Employment Matters..................  26
                     ----------------------------
     Section 2.23    Year 2000.....................................  26
                     ---------
     Section 2.24    Quality of Representations....................  26
                     --------------------------

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SOVEREIGN
                  -------------------------------------------

     Section 3.01    Organization..................................  27
                     ------------
     Section 3.02    Capital Structure.............................  28
                     -----------------
     Section 3.03    Authority; No Violation.......................  28
                     -----------------------
     Section 3.04    Consents......................................  30
                     --------
     Section 3.05    Financial Statements..........................  30
                     --------------------

                                      (i)

     Section 3.06    Taxes.........................................  31
                     -----
     Section 3.07    No Material Adverse Effect....................  31
                     --------------------------
     Section 3.08    Ownership of Property; Insurance Coverage.....  31
                     -----------------------------------------
     Section 3.09    Legal Proceedings.............................  32
                     -----------------
     Section 3.10    Compliance With Applicable Law................  32
                     ------------------------------
     Section 3.11    Information to be Supplied....................  33
                     --------------------------
     Section 3.12    ERISA.........................................  33
                     -----
     Section 3.13    Securities Documents..........................  34
                     --------------------
     Section 3.14    Environmental Matters.........................  35
                     ---------------------
     Section 3.15    Allowance for Loan Losses.....................  35
                     -------------------------
     Section 3.16    Brokers and Finders...........................  35
                     -------------------
     Section 3.17    Loans.........................................  35
                     -----
     Section 3.18    Year 2000.....................................  35
                     ---------
     Section 3.19    Quality of Representations....................  36
                     --------------------------

                              ARTICLE IV
                       COVENANTS OF THE PARTIES
                       ------------------------

     Section 4.01    Conduct of Peoples' Business..................  36
                     ----------------------------
     Section 4.02    Access; Confidentiality.......................  40
                     -----------------------
     Section 4.03    Regulatory Matters and Consents...............  40
                     -------------------------------
     Section 4.04    Taking of Necessary Action....................  42
                     --------------------------
     Section 4.05    Certain Agreements............................  42
                     ------------------
     Section 4.06    No Other Bids and Related Matters.............  44
                     ---------------------------------
     Section 4.07    Duty to Advise; Duty to Update
                     ------------------------------
                      Disclosure Schedule..........................  45
                      -------------------
     Section 4.08    Conduct of Sovereign's Business...............  45
                     -------------------------------
     Section 4.09    Current Information...........................  45
                     -------------------
     Section 4.10    Undertakings by Sovereign and Peoples.........  46
                     -------------------------------------
     Section 4.11    Employee Benefits and Termination Benefits....  49
                     ------------------------------------------
     Section 4.12    NASDAQ Listing................................  54
                     ----------------------------------------------
     Section 4.13    Affiliate Letter..............................  54
                     ----------------------------------------------
     Section 4.14    Publication of Combined Financial Results.....  54
                     -----------------------------------------
     Section 4.15    Sovereign Rights Agreement....................  55
                     --------------------------
     Section 4.16    Advisory Board................................  55
                     --------------

                                   ARTICLE V
                                   CONDITIONS
                                   ----------

     Section 5.01  Conditions to Peoples' Obligations under
                   ----------------------------------------
                   this Agreement..................................  55
                   --------------
     Section 5.02  Conditions to Sovereign's Obligations
                   -------------------------------------
                   under this Agreement............................  57
                   --------------------

                                   ARTICLE VI
                       TERMINATION, WAIVER AND AMENDMENT
                       ---------------------------------

     Section 6.01  Termination.....................................  59
                   -----------
     Section 6.02  Effect of Termination...........................  61
                   ---------------------

                                     (ii)

                                 ARTICLE VII
                                MISCELLANEOUS
                                -------------

     Section 7.01    Expenses......................................  61
                     --------
     Section 7.02    Non-Survival of Representations and
                     -----------------------------------
                      Warranties...................................  61
                      ----------
     Section 7.03    Amendment, Extension and Waiver...............  62
                     -------------------------------
     Section 7.04    Entire Agreement..............................  62
                     ----------------
     Section 7.05    No Assignment.................................  62
                     -------------
     Section 7.06    Notices.......................................  63
                     -------
     Section 7.07    Captions......................................  64
                     --------
     Section 7.08    Counterparts..................................  64
                     ------------
     Section 7.09    Severability..................................  64
                     ------------
     Section 7.10    Governing Law.................................  64
                     -------------

Exhibit 1  - Peoples' Affiliate Agreement
Exhibit 2  - Stock Option Agreement
Exhibit 3  - Bank Plan of Merger
Exhibit 4  - Form of Agreement Re:  Benefits
Exhibit 5  - Form of Opinion of Sovereign's Counsel
Exhibit 6  - Form of Tax Opinion of Sovereign's Counsel
Exhibit 7  - Form of Opinion of Peoples' Counsel

                                     (iii)

                                   AGREEMENT
                                   ---------

          THIS AGREEMENT AND PLAN OF MERGER, dated as of September 7, 1998, is made by and between SOVEREIGN BANCORP, INC. ("Sovereign"), a Pennsylvania corporation, having its principal place of business in Wyomissing, Pennsylvania, and PEOPLES BANCORP, INC. ("Peoples"), a Delaware corporation, having its principal place of business in Lawrenceville, New Jersey.

                                   BACKGROUND
                                   ----------

          1. Sovereign and Peoples desire for Peoples to merge with and into Sovereign, with Sovereign surviving such merger, in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of Delaware, and in accordance with the plan of merger set forth herein.

          2. At or prior to the execution and delivery of this Agreement, (a) certain directors and officers of Peoples and affiliates of Peoples, each have executed in favor of Sovereign, a Letter Agreement dated September 4, 1998, in the form attached hereto as Exhibit 1, and (b) Peoples is concurrently granting to Sovereign an option to acquire, under certain circumstances, Peoples' common stock (the "Sovereign Option") pursuant to a Stock Option Agreement between Sovereign and Peoples dated September 7, 1998, attached hereto as Exhibit 2.

          3. Sovereign desires to merge Trenton Savings Bank, FSB, a federal savings bank and a wholly-owned subsidiary of Peoples ("Trenton Savings"), into and with Sovereign Bank, a federal savings bank and a wholly-owned subsidiary of Sovereign ("Sovereign Bank"), with Sovereign Bank surviving such merger in accordance with the Bank Plan of Merger in the form attached hereto as
Exhibit 3.

          4. Sovereign and Peoples desire to provide the terms and conditions governing the transactions contemplated herein.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                                  THE MERGERS
                                  -----------

          Section 1.01  Definitions.  As used in this Agreement, the following
                        -----------
terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               Affiliate means, with respect to any Person, any Person who
               ---------
     directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

               Agreement means this agreement, and any amendment or supplement
               ---------
     hereto, which constitutes a "plan of merger" between Sovereign and Peoples.

               Applications means the applications for regulatory approval which
               ------------
     are required by the transactions contemplated hereby.

               Articles of Merger means the articles of merger to be executed by
               ------------------
     Sovereign and Peoples and to be filed in the PDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania.

               Bank Merger means the merger of Trenton Savings with and into
               -----------
     Sovereign Bank, with Sovereign Bank surviving such merger, contemplated by
     Section 1.03 of this Agreement.

               Bank Plan of Merger has the meaning given to that term in Section
               -------------------
     1.03 of this Agreement.

               BCL means the Pennsylvania Business Corporation Law of 1988, as
               ---
     amended.

               Certificate of Merger means the certificate of merger to be
               ---------------------
     executed by Sovereign and Peoples and to be filed in the DOSS, in accordance with the applicable laws of the State of Delaware.

               Closing Date means the date determined by Sovereign, in its sole
               ------------
     discretion, upon five (5) days prior written notice to Peoples, but in no event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as Sovereign and Peoples shall agree.

               DGCL means the Delaware General Corporation Law, as amended.
               ----

               DOSS mans the Delaware Office of the Secretary of State.
               ----

               Effective Date means the date specified in the Articles of Merger
               --------------
     filed in the PDS and the Certificate of Merger filed in the DOSS, and shall be the same as the Closing Date.

               Environmental Law means any federal, state or local law, statute,
               -----------------
     ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

               ERISA means the Employee Retirement Income Security Act of 1974,
               -----
     as amended.

               Exchange Act means the Securities Exchange Act of 1934, as
               ------------
     amended, and the rules and regulations promulgated from time to time thereunder.

               Exchange Ratio shall mean the exchange ratio provided for in
               --------------
     Section 1.02(e)(ii).

               FDIA means the Federal Deposit Insurance Act, as amended.
               ----

               FDIC means the Federal Deposit Insurance Corporation.
               ----

               FSLA means the Fair Labor Standards Act of 1938.
               ----

               GAAP means generally accepted accounting principles as in effect
               ----
     at the relevant date.

               HOLA means the Home Owners' Loan Act of 1933, as amended.
               ----

               IRC means the Internal Revenue Code of 1986, as amended.
               ---

               IRS means the Internal Revenue Service.
               ---

               Labor and Employment Law means any federal, state, local, or
               ------------------------
     foreign law, statute, ordinance, executive order, rule, regulation, code, consent, order, judgment, decree, injunction or any agreement with any regulatory authority relating to (i) employment discrimination or affirmative action, (ii) labor relations, (iii) employee compensation or benefits, (iv) safety and health, (v) wrongful or retaliatory discharge, and/or (vi) any other aspect of the employment relationship. Such laws shall include, but not be limited to, Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Fair Credit Collection Act, the Worker Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Polygraph Protection Act, the Equal Pay Act, the National Labor Relations Act, the Older Worker Benefit Protection Act, the Rehabilitation Act, the Vietnam Era Veterans Readjustment Assistance Act, as well as any and all state fair employment practices laws, any and all state labor relations laws, any and all state wage and hour laws, any and all state wage payment and collection laws, any and all state statutes regarding wrongful or retaliatory discharge, and federal and state common law regarding employment discrimination or affirmative action, labor relations, employee compensation or benefits, safety and health and/or wrongful or retaliatory discharge.

               Material Adverse Effect shall mean, with respect to Sovereign or
               -----------------------
     Peoples, respectively, any effect that is material and adverse to its assets, financial condition or results of operations on a consolidated basis, provided, however, that Material Adverse Effect shall not be deemed to include (a) any change in the value of the respective investment and loan portfolios of Sovereign or Peoples resulting from a change in interest rates generally, (b) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund or the Savings Association Insurance Fund, (c) reasonable expenses (plus reasonable legal fees, cost and expense relating to any litigation arising as a result of the Merger and the cost associated with
     Section 4.11 hereof) incurred in connection with this Agreement and the transactions contemplated hereby, (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby (including without limitation any actions taken by Peoples pursuant to Section 4.10(a)(ix) of this Agreement), and (e) any effect with respect to a party hereto caused, in whole or in substantial part, by the other party.

               Merger means the merger of Peoples with and into Sovereign, with
               ------
     Sovereign surviving such merger, contemplated by this Agreement.

               NASD means the National Association of Securities Dealers, Inc.
               ----

               OTS means the Office of Thrift Supervision.
               ---

               PDS means the Department of State of the Commonwealth of
               ---
     Pennsylvania.

               Person means any individual, corporation, partnership, joint
               ------
     venture, association, trust or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act).

               Peoples Common Stock means the common stock of Peoples described
               --------------------
     in Section 2.02(a).

               Peoples Disclosure Schedule means a disclosure schedule delivered
               ---------------------------
     by Peoples to Sovereign pursuant to this Agreement.

               Peoples Financials means (i) the audited consolidated financial
               ------------------
     statements of Peoples as of December 31, 1997 and for the three years ended December 31, 1997, including the notes thereto and (ii) the unaudited interim consolidated financial statements of Peoples as of each calendar quarter thereafter included in Securities Documents filed by Peoples, including the notes thereto.

               Peoples Stock Option Plans means the Trenton Savings Bank FSB and
               --------------------------
     Peoples Bancorp, MHC 1996 Stock Option Plan and the Peoples Bancorp, Inc. 1999 Stock Option Plan.

               Peoples Regulatory Reports means the Annual Reports of Peoples,
               --------------------------
     Peoples Bancorp MHC or Trenton Savings, as the case may be, on Form H-
     (b)11, any Current Report of Peoples or Trenton Savings, as the case may be, on Form H-(b)11 filed with the OTS from December 31, 1995 through the Closing Date and the Thrift Financial Reports of Peoples or Trenton Savings, as the case may be, and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1995, through the Closing Date.

               Peoples Subsidiary means any corporation, 50% or more of the
               ------------------
     capital stock of which is owned, either directly or indirectly, by Peoples, except any corporation the stock of which is held in the ordinary course of the lending activities of Trenton Savings.

               Prospectus/Proxy Statement means the prospectus/proxy statement,
               --------------------------
     together with any supplements thereto, to be transmitted to holders of Peoples Common Stock in connection with the transactions contemplated by this Agreement.

               Registration Statement means the registration statement on Form
               ----------------------
     S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Sovereign Common Stock and Sovereign Stock Purchase Rights to be issued in connection with the transactions contemplated by this Agreement.

               Regulatory Agreement has the meaning given to that term in
               --------------------
     Section 2.11 and 3.10 of this Agreement.

               Regulatory Authority means any banking agency or department of
               --------------------
     any federal or state government, including without limitation the OTS, the FDIC, or the respective staffs thereof.

               Rights means warrants, options, rights, convertible securities
               ------
     and other capital stock equivalents which obligate an entity to issue its securities.

               SEC means the Securities and Exchange Commission.
               ---

               Securities Act means the Securities Act of 1933, as amended, and
               --------------
     the rules and regulations promulgated from time to time thereunder.

               Securities Documents means all registration statements,
               --------------------
     schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

               Securities Laws means the Securities Act and the Exchange Act and
               ---------------
     the rules and regulations promulgated from time to time thereunder.

               Sovereign Common Stock has the meaning given to that term in
               ----------------------
     Section 3.02(a) of this Agreement.

               Sovereign Disclosure Schedule means a disclosure schedule
               -----------------------------
     delivered by Sovereign to Peoples pursuant to this Agreement.

               Sovereign Financials means (i) the audited consolidated financial
               --------------------
     statements of Sovereign as of December 31, 1997 and for the three years ended December 31, 1997, including the notes thereto and (ii) the unaudited interim consolidated financial statements of Sovereign as of each calendar quarter thereafter included in Securities Documents filed by Sovereign, including the notes thereto.

               Sovereign Market Price means, as of any date, the average of the
               ----------------------
     mean between the closing high bid and low asked prices of a share of Sovereign Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System (Nasdaq) National Market System.

               Sovereign Market Value means, as of any date, the average of the
               ----------------------
     Sovereign Market Prices for the fifteen consecutive trading days ending on the trading day preceding the date as of which the Sovereign Market Value is determined.

               Sovereign Option means the option granted to Sovereign by Peoples
               ----------------
     to acquire such number of shares of Peoples Common Stock as shall equal 19.9% of the shares of Peoples Common Stock outstanding before giving effect to the exercise of such option referenced in the recitals to this Agreement.

               Sovereign Regulatory Reports means the Annual Reports of
               ----------------------------
     Sovereign on Form H-(b)11 filed with the OTS since December 31, 1995 through the Closing Date, any Current Report of Sovereign on Form H-(b)11 filed with the OTS from December 31, 1995 through the Closing Date and the Thrift Financial Reports of Sovereign Bank and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1995, through the Closing Date.

               Sovereign Rights Agreement means the Rights Agreement dated as of
               --------------------------
     September 19, 1989, as amended September 27, 1995, between Sovereign and Chemical Bank, as rights agent, relating to Sovereign's Series A Junior Participating Preferred Stock.

               Sovereign Stock Purchase Rights means Rights to purchase a unit
               -------------------------------
     of Sovereign's Series A Junior Participating Preferred Stock in accordance with the terms of the Sovereign Rights Agreement.

               Sovereign Subsidiaries means (i) any corporation, 50% or more of
               ----------------------
     the capital stock of which is owned, either directly or indirectly, by Sovereign, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank and (ii) Sovereign Capital Trust I and any similar entity sponsored or created by Sovereign after the date hereof.

               Subsidiary means any corporation, 50% or more of the capital
               ----------
     stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

          Section 1.02  The Merger.
                        ----------

          (a) Closing.  The closing will take place at 10:00 a.m. on the Closing
              -------
Date at such time and place as are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the closing) have been satisfied or waived at or prior to the Closing Date. On the Closing Date, Peoples and Sovereign shall cause the Articles of Merger to be duly executed and to be filed in the PDS and the Certificate of Merger to be duly executed and filed in the DOSS.

          (b) The Merger.  Subject to the terms and conditions of this
              ----------
Agreement, on the Effective Date: Peoples shall merge with and into Sovereign; the separate existence of Peoples shall cease; Sovereign shall be the surviving corporation in the Merger; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Peoples shall be taken and deemed to be transferred to and vested in Sovereign, as the surviving corporation in the Merger, without further act or deed; all debts, liabilities and duties of each of Peoples and Sovereign shall thereafter be the responsibility of Sovereign as the surviving corporation; all in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of Delaware.

          (c) Sovereign's Articles of Incorporation and Bylaws.  On and after
              ------------------------------------------------
the Effective Date, the articles of incorporation and the bylaws of Sovereign, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of Sovereign, as the surviving corporation in the Merger, until thereafter altered, amended or repealed.

          (d) Board of Directors and Officers of Sovereign and Sovereign Bank.
              ---------------------------------------------------------------

          (i) On the Effective Date, the Board of Directors of Sovereign, as the surviving corporation in the Merger, shall consist of those persons holding such office immediately prior to the Effective Date.

          (ii) On the Effective Date, the officers of Sovereign duly elected and holding office immediately prior to the Effective Date shall be the officers of Sovereign, as the surviving corporation in the Merger, existing on such Effective Date.

          (iii) On the effective date of the Bank Merger, the Board of Directors of Sovereign Bank, as the surviving institution in the Bank Merger, shall consist of those persons holding such office immediately prior to such effective date.

          (iv) On the effective date of the Bank Merger, the officers of Sovereign Bank duly elected and holding office immediately prior to such effective date shall be the officers of Sovereign Bank, as the surviving corporation in the Bank Merger.

          (e)  Conversion of Shares.
               --------------------

               (i)  Sovereign Common Stock.
                    ----------------------

               (A) Each share of Sovereign Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of Sovereign Common Stock. Shares of Sovereign Common Stock owned by Peoples (other than shares held in trust, managed, custodial or nominee accounts and the like or held by mutual funds for which a subsidiary of Peoples acts as investment advisor, that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall become treasury stock of Sovereign.

               (B) Each share of Sovereign Common Stock issued and held in the treasury of Sovereign as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of Sovereign.

               (ii)  Peoples Common Stock.
                     --------------------

               (A) Subject to the provisions of subparagraphs (B), (C) and (D) of this Section 1.02(e)(ii), each share of Peoples Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of Peoples Common Stock, if any, then owned by Sovereign or Peoples or any Peoples Subsidiary) shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, be converted into and become a right to receive .80 fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding percentage of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement.

               (B) Each share of Peoples Common Stock owned by Sovereign or a Sovereign Subsidiary on the Effective Date, if any, shall be cancelled.

               (C) Each share of Peoples Common Stock issued and held in the treasury of Peoples or owned by Peoples or any Peoples Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

               (D) No fraction of a whole share of Sovereign Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of Peoples Common Stock who would otherwise be entitled to receive a fraction of a share of Sovereign Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the Sovereign Market Price determined as of the Effective Date.

          (f)  Stock Options.
               -------------

               (i) On the Effective Date, each option to acquire Peoples Common Stock which is then outstanding ("Peoples Option"), whether or not exercisable, shall cease to represent a right to acquire shares of Peoples Common Stock and shall be converted automatically into an option to purchase shares of Sovereign Common Stock and the corresponding number of Sovereign Stock Purchase Rights, and Sovereign shall assume each Peoples Option, in accordance with the terms of the applicable Peoples Stock Option Plan and stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) Sovereign and its Board of Directors or a duly authorized committee thereof shall be substituted for Peoples and Peoples' Board of Directors or duly authorized committee thereof administering such Peoples Stock Option Plan, (ii) each Peoples Option assumed by Sovereign may be exercised solely for shares of Sovereign Common Stock and Sovereign Stock Purchase Rights, (iii) the number of shares of Sovereign Common Stock subject to such Peoples Option shall be equal to the number of shares of Peoples Common Stock subject to such Peoples Option immediately prior to the Effective Date multiplied by the Applicable Exchange Ratio, provided that any fractional shares of Sovereign Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Peoples Option shall be adjusted by dividing the per share exercise price under each such Peoples Option by the Applicable Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Peoples Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the IRC, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the IRC. Sovereign and Peoples agree to take all necessary steps to effect the foregoing provisions of this Section 1.02(f).

               (ii) Within 45 days after the Effective Date, Sovereign shall file a registration statement on Form S-8 (or any other successor or appropriate form) with respect to the shares of Sovereign Common Stock and Sovereign Stock Purchase Rights subject to the options referenced in this
     Section 1.02(f) and relating to the 1999 RRP (as defined in Section 4.11(a)
     (vii)), and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

          (g) Surrender and Exchange of Peoples Stock Certificates.
              ----------------------------------------------------

               (i)  Exchange of Certificates.  Each holder of shares of Peoples
                    ------------------------
     Common Stock who surrenders to Sovereign (or its agent) the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor a certificate or certificates for the number of whole shares of Sovereign Common Stock into which such holder's shares of Peoples Common Stock have been converted pursuant to the Merger, together with a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(D) hereof.

               (ii)  Rights Evidenced by Certificates.  Each certificate for
                     --------------------------------
     shares of Sovereign Common Stock issued in exchange for certificates for Peoples Common Stock pursuant to Section 1.02(g)(i) hereof will be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of Peoples Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of Sovereign Common Stock pursuant to Section 1.02(g)(i) hereof and a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(D) hereof. If certificates for shares of Peoples Common Stock are exchanged for Sovereign Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Sovereign Common Stock, Sovereign will pay cash in an amount equal to dividends theretofore payable on such Sovereign Common Stock and pay or deliver any other distribution to which holders of shares of Sovereign Common Stock have theretofore become entitled. Upon surrender of certificates for shares of Peoples Common Stock in exchange for certificates for Sovereign Common Stock, Sovereign also shall pay any dividends to which such holder of Peoples Common Stock may be entitled as a result of the declaration of a dividend on the Peoples Common Stock by Peoples in accordance with the terms of this Agreement with a record date prior to the Effective Date and a payment date after the Effective Date. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this
     Section 1.02(g) upon surrender of certificates for shares of Peoples Common Stock.

               Notwithstanding the foregoing, no party hereto will be liable to any holder of Peoples Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of Peoples Common Stock are surrendered by a Peoples shareholder to Sovereign for exchange, Sovereign shall have the right to withhold dividends or any other distributions on the shares of Sovereign Common Stock issuable to such shareholder.

               (iii)  Exchange Procedures.  Each certificate for shares of
                      -------------------
     Peoples Common Stock delivered for exchange under this Section 1.02(g) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Sovereign Common Stock for which certificates will be issued pursuant to this Section 1.02(g) will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Sovereign Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Sovereign Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of Peoples Common Stock which are surrendered. As promptly as reasonably practicable but in no event later than five (5) business days after the Effective Date, Sovereign shall send or cause to be sent to each shareholder of record of Peoples Common Stock transmittal materials for use in exchanging certificates representing Peoples Common Stock for certificates representing Sovereign Common Stock into which the former have been converted in the Merger. Certificates representing shares of Sovereign Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of Peoples as promptly as reasonably practicable but in no event later than fifteen (15) business days following the receipt of certificates representing former shares of Peoples Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested (but in no event earlier than the second business day following the Effective Date).

               (iv)  Closing of Stock Transfer Books; Cancellation of Peoples
                     --------------------------------------------------------
     Certificates.  Upon the Effective Date, the stock transfer books for
     ------------
     Peoples Common Stock will be closed and no further transfers of shares of Peoples Common Stock will thereafter be made or recognized. All certificates for shares of Peoples Common Stock surrendered pursuant to this Section 1.02(g) will be cancelled by Sovereign.

          (h) Anti-Dilution Provisions.  If Sovereign shall, at any time before
              ------------------------
the Effective Date, (A) issue a dividend in shares of Sovereign Common Stock,
(B) combine the outstanding shares of Sovereign Common Stock into a smaller number of shares, (C) subdivide the outstanding shares of Sovereign Common Stock, or (D) reclassify the shares of Sovereign Common Stock, then, in any such event, the number of shares of Sovereign Common Stock to be delivered to Peoples shareholders who are entitled to receive shares of Sovereign Common Stock in exchange for shares of Peoples Common Stock shall be adjusted so that each Peoples shareholder shall be entitled to receive such number of shares of Sovereign Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred immediately prior to the happening of such event. (By way of illustration, if Sovereign shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date, the Exchange Ratio determined pursuant to Sections 1.02(e)(ii) hereof shall be adjusted upward by 7%). In addition, in the event that, prior to the Effective Date, Sovereign enters into an agreement pursuant to which shares of Sovereign Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each Peoples shareholder shall be entitled to receive such number of shares or other securities or amount of obligations of such other corporation as such shareholder would be entitled to receive if the Effective Date had occurred immediately prior to the happening of such event.

          Section 1.03  The Bank Merger.  Sovereign and Peoples shall use their
                        ---------------
best efforts to cause Trenton Savings to merge with and into Sovereign Bank, with Sovereign Bank surviving such merger, as soon as practicable after the Effective Date. Concurrently with, or as soon as practicable after, the execution and delivery of this Agreement, Sovereign shall cause Sovereign Bank, and Peoples shall cause Trenton Savings, to execute and deliver the Bank Plan of Merger attached hereto as Exhibit 3.


                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF PEOPLES
                   -----------------------------------------

          Peoples hereby represents and warrants to Sovereign that, except as specifically set forth in the Peoples Disclosure Schedule delivered to Sovereign by Peoples on the date hereof:

          Section 2.01  Organization.
                        ------------

          (a) Peoples is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Peoples is a savings and loan holding company duly registered under the HOLA. Peoples has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Peoples is qualified or licensed to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Peoples.

          (b) Trenton Savings is a federal savings bank duly organized and validly existing under the laws of the United States of America. Trenton Savings has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Trenton Savings and each other Peoples Subsidiary is qualified or licensed to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Peoples.

          (c) There are no Peoples Subsidiaries other than Trenton Savings and those identified in the Peoples Disclosure Schedule.

          (d) The deposits of Trenton Savings are insured by the FDIC to the extent provided in the FDIA.

          (e) The respective minute books of Peoples and Trenton Savings and each other Peoples Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

          (f) Prior to the date of this Agreement, Peoples has delivered to Sovereign true and correct copies of the articles of incorporation and bylaws of Peoples and the charter and bylaws of Trenton Savings as in effect on the date hereof.

          Section 2.02  Capitalization.
                        --------------

          (a) The authorized capital stock of Peoples consists of (i) 70,000,000 shares of common stock, $0.01 par value per share ("Peoples Common Stock"), of which 36,363,038 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights and (ii) 1,000,000 shares of preferred stock, $.01 par value per share, none of which are issued or outstanding. Neither Peoples nor Trenton Savings nor any other Peoples Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Peoples Common Stock, Peoples preferred stock or any other security of Peoples or any securities representing the right to vote, purchase or otherwise receive any shares of Peoples Common Stock, Peoples preferred stock or any other security of Peoples, other than (i) shares issuable under the Sovereign Option and (ii) 981,508 shares issuable or to be issued under Peoples Stock Option Plans and as set forth in reasonable detail in the Peoples Disclosure Schedule.

          (b) The authorized capital stock of Trenton Savings consists of (i) 20,000,000 shares of common stock, $0.10 par value ("Trenton Savings Common Stock"), of which 100 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights, all of which are owned by Peoples free and clear of any lien, security interests, pledges, charges and restrictions of any kind or nature and (ii) 10,000,000 shares of preferred stock, $0.10 par value, none of which are issued or outstanding. Neither Peoples nor any Peoples Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any Peoples Subsidiary or any other security of any Peoples Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any Peoples Subsidiary. Either Peoples or Trenton Savings owns all of the outstanding shares of capital stock of each Peoples Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

          (c) Neither (i) Peoples, (ii) Trenton Savings, nor (iii) any other Peoples Subsidiary, owns any equity interest, directly or indirectly, treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of Peoples Subsidiaries, equity interests held by Peoples Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Peoples Subsidiaries. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by Peoples or Trenton Savings with respect to any other company's capital stock or the equity of any other person.

          (d) To the best of Peoples' knowledge, except as disclosed in Peoples' proxy statement dated April 21, 1998, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in

Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Peoples Common Stock.

          Section 2.03  Authority; No Violation.
                        -----------------------

          (a) Peoples has full corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. Trenton Savings has full corporate power and authority to execute and deliver the Bank Plan of Merger and to complete the Bank Merger. The execution and delivery of this Agreement by Peoples and the completion by Peoples of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Peoples and, except for approval by the shareholders of Peoples as required under the DGCL, Peoples' certificate of incorporation and bylaws and Nasdaq requirements applicable to it, no other corporate proceedings on the part of Peoples are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Peoples and, subject to (i) approval of the shareholders of Peoples as required under the DGCL, Peoples' certificate of incorporation and bylaws and Nasdaq requirements applicable to it and (ii) receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof and compliance with such required approvals, constitutes the valid and binding obligation of Peoples, enforceable against Peoples in accordance with its terms, subject further to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Trenton Savings concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Trenton Savings, enforceable against Trenton Savings in accordance with its terms, subject to applicable conservatorship or receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

          (b) (A) The execution and delivery of this Agreement by Peoples, (B) the execution and delivery of the Bank Plan of Merger by Trenton Savings, (C) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 3.04 hereof and Peoples' and Sovereign's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and
(D) compliance by Peoples or Trenton Savings with any of the terms or provisions hereof or of the Bank Plan of Merger, will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Peoples or any Peoples Subsidiary or the charter and bylaws of Trenton Savings; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Peoples or any Peoples Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Peoples or any Peoples Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which Peoples or any Peoples Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or
(iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Peoples.

          Section 2.04  Consents.  Except for the consents, approvals, filings
                        --------
and registrations from or with the Regulatory Authorities referred to in Section
3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Peoples under the DGCL, Peoples' certificate of incorporation and bylaws, and Nasdaq requirements applicable to it, and the approval of the Bank Plan of Merger by Peoples as sole shareholder of Trenton Savings under the HOLA, and by the Trenton Savings Board of Directors, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Peoples or the Bank Plan of Merger by Trenton Savings, and (b) the completion by Peoples of the transactions contemplated hereby or by Trenton Savings of the Bank Merger. As of the date hereof, Peoples has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Peoples' ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement. Shareholders of Peoples are not entitled to exercise dissenters' rights in connection with the transactions contemplated by this Agreement under federal or Delaware law.

          Section 2.05  Financial Statements.
                        --------------------

          (a) Peoples has previously delivered or will deliver to Sovereign the Peoples Regulatory Reports. The Peoples Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of Peoples as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

          (b) Peoples has previously delivered to Sovereign the Peoples Financials. The Peoples Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Peoples as of and for the periods ended on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.

          (c) At the date of each balance sheet included in the Peoples Financials or the Peoples Regulatory Reports, neither Peoples nor Trenton Savings (as the case may be) had, or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Peoples Financials or Peoples Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

          Section 2.06  Taxes.  Peoples and the Peoples Subsidiaries are members
                        -----
of the same affiliated group within the meaning of IRC Section 1504(a). Peoples has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Peoples and all Peoples Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Peoples and any Peoples Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

          Section 2.07  No Material Adverse Effect.  Peoples has not suffered
                        --------------------------
any Material Adverse Effect since December 31, 1997.

          Section 2.08  Contracts.
                        ---------

          (a) Except as described in this Agreement, or in the Peoples Disclosure Schedule, neither Peoples nor any Peoples Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of Peoples or any Peoples Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of Peoples or any Peoples Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of Peoples or any Peoples Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any Peoples Subsidiary;
(v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Peoples or any Peoples Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, Federal Home Loan Bank advances and repurchases, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Sovereign or any Sovereign Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom of any Peoples Subsidiary to engage in any type of banking or bank-related business permissible under law.

          (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a) have been provided to Sovereign on or before the date hereof, are listed on the Peoples Disclosure Schedule and are in full force and effect on the date hereof and neither Peoples nor any Peoples Subsidiary (nor, to the knowledge of Peoples, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to Peoples. Except as described in this Agreement or as set forth in the Peoples Disclosure Schedule, (i) no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement,
(ii) none of the employees (including officers) of Peoples or any Peoples Subsidiary, possess the right to terminate their employment as a result of the execution of this Agreement, (iii) no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Peoples or any Peoples

Subsidiary is a party or under which Peoples or any Peoples Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder, and (iv) no such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Peoples or any Peoples Subsidiary absent the occurrence of a subsequent event; (y) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (z) requires Peoples or any Peoples Subsidiary to provide a benefit in the form of Peoples Common Stock or determined by reference to the value of Peoples Common Stock.

          Section 2.09  Ownership of Property; Insurance Coverage.
                        -----------------------------------------

          (a) Peoples and the Peoples Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by Peoples or any Peoples Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Peoples Regulatory Reports and in the Peoples Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure repurchase agreements and liabilities for borrowed money from a Federal Home Loan Bank, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) items permitted under Article IV. Peoples and the Peoples Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Peoples and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the Peoples Financials.

          (b) With respect to all agreements pursuant to which Peoples or any Peoples Subsidiary has purchased securities subject to an agreement to resell, if any, Peoples or such Peoples Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (c) Peoples and the Peoples Subsidiaries currently maintain insurance considered by Peoples to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither Peoples nor any Peoples Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Peoples or Trenton Savings under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Peoples and Trenton Savings have received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any material claims submitted under any of their insurance policies.

          Section 2.10  Legal Proceedings.  Except as set forth in the Peoples
                        -----------------
Disclosure Schedule, neither Peoples nor any Peoples Subsidiary is a party to any, and there are no pending or, to the best of Peoples' knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Peoples or any Peoples Subsidiary, (ii) to which Peoples or any Peoples Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Peoples to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Peoples.

          Section 2.11  Compliance With Applicable Law.
                        ------------------------------

          (a) Peoples and Peoples Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Peoples.

          (b) Neither Peoples nor any Peoples Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Peoples or any Peoples Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Peoples or any Peoples Subsidiary; (iii) requiring or threatening to require Peoples or any Peoples Subsidiary, or indicating that Peoples or any Peoples Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Peoples or any Peoples Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) except for the order issued by the OTS in connection with its conversion in 1997, directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Peoples or any Peoples Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Peoples nor any Peoples Subsidiary has consented to or entered into any Regulatory Agreement except in connection with its conversion. Peoples has no reason to believe that it will not receive regulatory approval for the Merger. Peoples received a rating of "satisfactory" in connection with its last CRA examination.

          Section 2.12  ERISA.  Peoples has previously delivered to Sovereign
                        -----
true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), including profit sharing plans, employee stock ownership plan, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual executive and administrative incentive plan or long term incentive plans, severance plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in the Peoples Disclosure Schedule, sponsored or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Peoples or any Peoples Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC
Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither Peoples, any Peoples Subsidiary, nor any pension plan maintained by Peoples or any Peoples Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC
Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Peoples, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan which would result in a Material Adverse Effect. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Peoples nor any Peoples Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multiemployer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Peoples or any Peoples Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Peoples. Peoples and the Peoples Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in material compliance with Section 1862(b)(1) of the Social Security Act. The forms of the Peoples' proposed 1999 Stock Option Plan and Peoples' proposed 1999 Management Recognition Award Plan are set forth in the Peoples Disclosure Schedule.

          Section 2.13  Brokers, Finders and Financial Advisors; Fairness
                        -------------------------------------------------
Opinion.  Except for Peoples' engagement of Berwind Financial, LP ("Berwind") in
-------
connection with transactions contemplated by this Agreement, neither Peoples nor any Peoples Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, or, except for its commitments disclosed in Peoples Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the Peoples Financials. The Peoples Disclosure Schedule shall contain as an exhibit the engagement letter between Peoples and Berwind. Berwind has provided Peoples with its written opinion to the effect that, as of the date of approval of this Agreement by the Board of Directors of Peoples, the Exchange Ratio is fair to Peoples shareholders from a financial point of view.

          Section 2.14  Environmental Matters.  To the knowledge of Peoples,
                        ---------------------
neither Peoples nor any Peoples Subsidiary, nor any properties operated by Peoples or any Peoples Subsidiary during Peoples' use or ownership has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to Peoples. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Peoples, threatened, relating to the liability of any property owned or operated by Peoples or any Peoples Subsidiary under any Environmental Law.

          Section 2.15  Allowance for Losses.  The allowance for loan losses
                        --------------------
reflected, and to be reflected, in the Peoples Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Peoples Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

          Section 2.16  Information to be Supplied.  The information to be
                        --------------------------
supplied by Peoples and Trenton Savings for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) and/or any information Peoples filed with the SEC under the Exchange Act which is incorporated by reference into the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Peoples and up to and including the date of the meeting of shareholders of Peoples to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Peoples for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date of the attainment of any required regulatory approvals or consents, be accurate in all material respects.

          Section 2.17  Securities Documents.  Peoples has delivered to
                        --------------------
Sovereign copies of its (i) annual report on SEC Form 10-K for the year ended December 31, 1997, (ii) quarterly reports on SEC Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and (iii) proxy materials used in connection with its meeting of shareholders held in 1998. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and all applicable rules and regulations of the SEC.

          Section 2.18  Related Party Transactions.  Except as disclosed in the
                        --------------------------
Peoples' Securities Documents, in the footnotes to the Peoples Financials, or in the Peoples Disclosure Schedule, Peoples is not a party to any transaction (including any loan or other credit accommodation, but excluding deposits in the ordinary course of business) with any Affiliate of Peoples (except a Peoples Subsidiary). All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other risks or unfavorable features. No loan or credit accommodation to any Affiliate of Peoples is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Peoples nor Trenton Savings has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Trenton Savings is inappropriate.

          Section 2.19  Schedule of Termination Benefits.  The Peoples
                        --------------------------------
Disclosure Schedule includes a schedule of the present value as of December 31, 1998 of termination benefits and related payments which would be payable to the individuals identified thereon, excluding any options to acquire Peoples Common Stock granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any other pension benefit or welfare benefit plan maintained by Peoples solely for the benefit of executive officers of Peoples or any Peoples Subsidiary (the "Benefits Schedule"), assuming their employment is terminated as of April 2, 1999 and the Closing Date occurs on April 1, 1999. No other individuals are entitled to benefits under any such plans. The present value of the termination benefits and related payments specified, including required gross-up payments under Section 280G of the IRC, on the Benefit Schedule with respect to each named individual (based on a 6% per annum discount factor) is true and correct in all material respects. Except as set forth in Peoples Disclosure Schedule, as of the date of this Agreement, no Peoples director had deferred any compensation accrued by Peoples.

          Section 2.20  Loans.  Each loan reflected as an asset in the Peoples
                        -----
Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Peoples.

          Section 2.21  Antitakeover Provisions Inapplicable.  The provisions of
                        ------------------------------------
Section 203 of the DGCL do not and will not apply to this Agreement or the transactions contemplated hereby.

          Section 2.22  Labor and Employment Matters.  To the knowledge of
                        ----------------------------
Peoples, neither Peoples nor any Peoples Subsidiary, nor any facilities owned or operated by Peoples or any Peoples Subsidiary has been or is in violation of or is liable under any Labor and Employment Law, which violation or liability, individually or in the aggregate, resulted in, or will result in, a Material Adverse Effect with respect to Peoples. There are no legal, administrative, arbitration or other proceedings, demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any federal, state or local commission, agency or board) instituted or pending, or to the knowledge of Peoples threatened, relating to the liability of Peoples or any Peoples Subsidiary under any Labor and Employment Law.

          Section 2.23  Year 2000.   Peoples has not received, and does not
                        ---------
reasonably expect to receive, a rating level of "Needs Improvement" or "Unsatisfactory" on its Year 2000 Report of Examination from the OTS, as those terms are defined in the OTS CEO Memo dated April 30, 1998. Peoples has made available to Sovereign a complete and accurate copy of its plan including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect Peoples. Between the date hereof and the Effective Date, Peoples shall use commercially practicable efforts to implement its plan.

          Section 2.24  Quality of Representations.  The representations made by
                        --------------------------
Peoples in this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                                 ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SOVEREIGN
                  -------------------------------------------

          Sovereign hereby represents and warrants to Peoples that, except as set forth in the Sovereign Disclosure Schedule delivered by Sovereign to Peoples on or prior to the date hereof:

          Section 3.01  Organization.
                        ------------

          (a) Sovereign is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sovereign is a savings and loan holding company duly registered under the HOLA. Sovereign has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Sovereign Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted. Neither Sovereign nor any Sovereign Subsidiary is required by the conduct of its business or the ownership or leasing of its assets to qualify to do business as a foreign corporation in any jurisdiction other than the Commonwealth of Pennsylvania and the states of Delaware and New Jersey, except where the failure to be so qualified would not have a Material Adverse Effect.

          (b) Sovereign Bank is a federal savings bank, duly organized and validly existing under the laws of the United States of America. Sovereign Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.

          (c) The deposits of Sovereign Bank are insured by the FDIC to the extent provided in the FDIA.

          (d) The respective minute books of Sovereign and Sovereign Bank accurately record in all material respects all material corporate action of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

          (e) Prior to the execution of this Agreement, Sovereign has delivered to Peoples true and correct copies of the articles of incorporation and the bylaws of Sovereign and Sovereign Bank, respectively, as in effect on the date hereof.

          Section 3.02  Capital Structure.
                        -----------------

          (a) The authorized capital stock of Sovereign consists of (a) 200,000,000 shares of common stock, no par value ("Sovereign Common Stock"), of which, at the date of this Agreement, 8,477 shares were issued and held by Sovereign as treasury stock and 163,652,098 shares are outstanding, validly issued, fully paid and nonassessable, and (b) 7,500,000 shares of preferred stock, no par value, of which, at the date of this Agreement, no shares are issued or outstanding. No shares of Sovereign Common Stock were issued in violation of any preemptive rights. Sovereign has no Rights authorized, issued or outstanding, other than (i) the Sovereign Stock Purchase Rights, (ii) options to acquire shares of Sovereign Common Stock authorized under Sovereign's employee benefit plans, stock option plans, non-employee directors compensation plan, employee stock ownership plan, employee stock purchase plan, and dividend reinvestment and stock purchase plan, and (iii) capital securities issued by Sovereign Capital Trust I. As of September 1, 1998, Sovereign had approximately 15,000 shareholders of record.

          (b) To the best of Sovereign's knowledge, except as disclosed in Sovereign's proxy statement dated March 16, 1998, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Sovereign Common Stock.

          (c) Except as disclosed in the Sovereign Disclosure Schedule, Sovereign owns all of the capital stock of Sovereign Bank, free and clear of any lien, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature and either Sovereign or Sovereign Bank owns all of its shares of capital stock of each other Sovereign Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the Sovereign Subsidiaries, Sovereign does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of Sovereign Subsidiaries, equity interests held by Sovereign Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Sovereign Subsidiaries.

          Section 3.03  Authority; No Violation.
                        -----------------------

          (a) Sovereign has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Sovereign Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by Sovereign and the completion by Sovereign of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Sovereign, and, except for approval of this Agreement by the shareholders of Sovereign to the extent required by Nasdaq rules applicable to Sovereign, no other corporate proceedings on the part of Sovereign are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sovereign and, subject to receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Sovereign, enforceable against Sovereign in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Sovereign Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Sovereign Bank, enforceable against Sovereign Bank in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

          (b) (A) The execution and delivery of this Agreement by Sovereign, (B) the execution and delivery of the Bank Plan of Merger by Sovereign Bank, (C) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 3.04 hereof and Peoples' and Sovereign's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and
(D) compliance by Sovereign or Sovereign Bank with any of the terms or provisions hereof or of the Bank Plan of Merger will not (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Sovereign or any Sovereign Subsidiary or the charter and bylaws of Sovereign Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Sovereign or any Sovereign Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Sovereign or Sovereign Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Sovereign or Sovereign Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Sovereign.

          Section 3.04  Consents.  Except for consents, approvals, filings and
                        --------
registrations from or with the OTS, the SEC, and state "blue sky" authorities, and compliance with any conditions contained therein, approval of this Agreement by the shareholders of Sovereign to the extent required by Nasdaq rules applicable to Sovereign, and the approval of the Bank Plan of Merger by Sovereign as sole shareholder of Sovereign Bank under the HOLA, and by the Sovereign Bank Board of Directors, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with
(a) the execution and delivery of this Agreement by Sovereign or the Bank Plan of Merger by Sovereign Bank, and (b) the completion by Sovereign of the transactions contemplated hereby or by Sovereign Bank of the Bank Merger. Sovereign has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Sovereign's or Sovereign Bank's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

          Section 3.05  Financial Statements.
                        --------------------

          (a) Sovereign has made, or will make, the Sovereign Regulatory Reports available to Peoples for inspection. The Sovereign Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations, and changes in shareholders' equity of Sovereign as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

          (b) Sovereign has previously delivered, or will deliver, to Peoples the Sovereign Financials. The Sovereign Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by the Sovereign Financials, except as noted therein and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Sovereign as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis throughout the periods covered by the Sovereign Financials, except as noted therein. Sovereign will make the Sovereign Regulatory Reports available to Peoples for inspection.

          (c) At the date of each balance sheet included in the Sovereign Financials or Sovereign Regulatory Reports,

Sovereign did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Sovereign Financials or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

          Section 3.06  Taxes.  Sovereign and the Sovereign Subsidiaries are
                        -----
members of the same affiliated group within the meaning of IRC Section 1504(a). Sovereign has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Sovereign and all Sovereign Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Sovereign and any Sovereign Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

          Section 3.07  No Material Adverse Effect.  Sovereign has not suffered
                        --------------------------
any Material Adverse Effect since December 31, 1997.

          Section 3.08  Ownership of Property; Insurance Coverage.
                        -----------------------------------------

          (a) Sovereign and the Sovereign Subsidiaries have good and, as to real property, marketable title to all assets and properties owned by Sovereign or any of its Subsidiaries in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Sovereign Financials and in the Sovereign Regulatory Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Sovereign Disclosure Schedule or permitted under Article IV hereof, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Sovereign and the Sovereign Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by

Sovereign and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

          (b) Sovereign and the Sovereign Subsidiaries currently maintain insurance in amounts considered by Sovereign to be reasonable for their respective operations, and such insurance is similar in scope and coverage to that maintained by other businesses similarly engaged. Neither Sovereign nor any Sovereign Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased.

          Section 3.09  Legal Proceedings.  Neither Sovereign nor any Sovereign
                        -----------------
Subsidiary is a party to any, and there are no pending or, to the best of Sovereign's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against Sovereign or any Sovereign Subsidiary, (ii) to which Sovereign's or any Sovereign Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Sovereign to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Sovereign.

          Section 3.10  Compliance With Applicable Law.
                        ------------------------------

          (a) Sovereign and the Sovereign Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Sovereign.

          (b) Neither Sovereign nor any Sovereign Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Sovereign or any Sovereign Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces;
(ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Sovereign or any Sovereign Subsidiary; (iii) requiring or threatening to require Sovereign or any Sovereign Subsidiary, or indicating that Sovereign or any Sovereign Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Sovereign or any Sovereign Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Sovereign or any Sovereign Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Sovereign nor any Sovereign Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to Peoples. Sovereign received a rating of "outstanding" in connection with its last CRA examination.

          Section 3.11  Information to be Supplied.  The information to be
                        --------------------------
supplied by Sovereign for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) and/or any information Sovereign filed with the SEC under the Exchange Act which is incorporated by reference into the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Peoples and up to and including the date of the meeting of shareholders of Peoples to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Sovereign for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

          Section 3.12  ERISA.  Sovereign has previously made available to
                        -----
Peoples true and complete copies of the employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, employee stock ownership plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the Sovereign Disclosure Schedule, sponsored or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Sovereign or any Sovereign Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither Sovereign, any Sovereign Subsidiary, nor any pension plan maintained by Sovereign or any Sovereign Subsidiary, has incurred, directly or indirectly, within the past six
(6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Sovereign, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan which would result in a Material Adverse Effect. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Sovereign nor any Sovereign Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multiemployer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and
(ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC
Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Sovereign or any Sovereign Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Sovereign. Sovereign and the Sovereign Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

          Section 3.13  Securities Documents.  Sovereign has delivered, or will
                        --------------------
deliver, to Peoples copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1997, 1996, and 1995, (ii) quarterly reports on SEC Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, (iii) current reports on SEC Form 8-K dated June 23, 1998, April 20, 1998, February 20, 1998 and February 19, 1998, and (iv) proxy statement dated March 16, 1998 used in connection with its annual meeting of shareholders held in April 1998. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

          Section 3.14  Environmental Matters.  To the knowledge of Sovereign,
                        ---------------------
neither Sovereign nor any Sovereign Subsidiary, nor any properties operated by Sovereign or any Sovereign Subsidiary during Sovereign's use or ownership has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in or will result in a Material Adverse Effect with respect to Sovereign. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Sovereign, threatened, relating to the liability of any property owned or operated by Sovereign or any Sovereign Subsidiary under any Environmental Law.

          Section 3.15  Allowance for Loan Losses.  The allowance for loan
                        -------------------------
losses reflected, and to be reflected, in the Sovereign Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Sovereign Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

          Section 3.16  Brokers and Finders.  In connection with the
                        -------------------
transactions contemplated by the Agreement, neither Sovereign nor any Sovereign Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement.

          Section 3.17  Loans.  Each loan reflected as an asset in the Sovereign
                        -----
Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Sovereign.

          Section 3.18  Year 2000.  Sovereign has not received, and does not
                        ---------
reasonably expect to receive, a rating level of "Needs Improvement" or "Unsatisfactory" on its Year 2000 Report of Examination from the OTS, as those terms are defined in the OTS CEO Memo dated April 30, 1998. Sovereign has made available to Peoples a complete and accurate copy of its plan including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the Federal Financial

Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect Sovereign. Between the date hereof and the Effective Date, Sovereign shall use commercially practicable efforts to implement its plan.

          Section 3.19  Quality of Representations.  The representations made by
                        --------------------------
Sovereign in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES
                            ------------------------

          Section 4.01  Conduct of Peoples' Business.
                        ----------------------------

          (a) From the date of this Agreement to the Closing Date, Peoples and each Peoples Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required by this Agreement or with the written consent of Sovereign. Peoples will use its reasonable good faith efforts, and will cause Trenton Savings to use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for itself the good will of customers of Peoples and Peoples Subsidiaries and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Sovereign in writing or as permitted or required by this Agreement, Peoples will not, and Peoples will not permit any Peoples Subsidiary to:

               (i) amend or change any provision of its certificate of incorporation, charter, or bylaws;

               (ii) change the number of authorized or issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, except as contemplated by Section 4.11 of this Agreement, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) Peoples may issue shares of Peoples Common Stock upon the valid exercise of outstanding options to acquire Peoples Common Stock under the Peoples Stock Option Plans, in accordance with Section 4.11 of this Agreement, (B) Peoples may pay a regular quarterly cash dividend, not to exceed $0.025 per share of Peoples Common Stock outstanding, and (C) Peoples may issue shares of Peoples Common Stock pursuant to the Sovereign Option. As promptly as practicable following the date of this Agreement, the Board of Directors of Peoples shall cause its regular quarterly dividend record dates and payment dates to be the same as Sovereign's regular quarterly dividend record dates and payment dates for Sovereign Common Stock, and except as provided above, Peoples shall not change its regular dividend payment dates and record dates without prior written consent of Sovereign. Nothing contained in this Section 4.01(ii) or in any other Section of this Agreement shall be construed to permit Peoples shareholders to receive two dividends either from Peoples or from Peoples and Sovereign in any quarter or to deny or prohibit them from receiving one dividend from Peoples or Sovereign in any quarter; subject to applicable regulatory restrictions, if any, Trenton Savings may pay a cash dividend, in the aggregate, sufficient to fund any dividend by Peoples permitted hereunder;

               (iii) grant any severance or termination pay (other than pursuant to written policies or written agreements of Peoples or Peoples Subsidiaries in effect on the date hereof and provided to Sovereign prior to the date hereof, as contemplated by this Agreement, or as otherwise agreed to in writing by Sovereign and Peoples) to, or enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director of Peoples or any Peoples Subsidiary, except for routine periodic increases, individually and in the aggregate, in accordance with past practice;

               (iv) merge or consolidate Peoples or any Peoples Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Peoples or any Peoples Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between any Peoples Subsidiary and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Peoples Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

               (v) sell or otherwise dispose of the capital stock of Trenton Savings or sell or otherwise dispose of any asset of Peoples or of any Peoples Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of Peoples or of any Peoples Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

               (vi) take any action which would result in any of the representations and warranties of Peoples set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law;

               (vii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Peoples or Trenton Savings;

               (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which Peoples or any Peoples Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

               (ix) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement which was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost; provided, however, that Peoples may contribute to the Peoples employee stock ownership plan, to the extent set forth in the Peoples Disclosure Schedule;

               (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities;

               (xi) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $2,000,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of

     $2,000,000, except for any commitment disclosed on the Peoples Disclosure Schedule; provided that Sovereign will not unreasonably withhold its consent with respect to any request by Peoples for permission to increase, compromise, extend, renew or modify any loan subject to this provision;

               (xii) except as set forth on the Peoples Disclosure Schedule or except in the ordinary course of business consistent with past practice, enter into, renew, extend or modify any other transaction with any Affiliate other than deposit and loan transactions in the ordinary course of business and which are in compliance with applicable laws and regulations;

               (xiii) enter into any interest rate swap or similar commitment, agreement or arrangement;

               (xiv) except for the execution of this Agreement, or resulting therefrom, take any action that would give rise to a right of payment to any individual under any employment agreement;

               (xv) intentionally and knowingly take any action that would preclude satisfaction of the condition to closing contained in Section 5.02(k) relating to financial accounting treatment of the Merger; or

                    (xvi)  agree to do any of the foregoing.

          For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for Peoples or any Peoples Subsidiary to do any of the following: (i) make any capital expenditure of $100,000 or more not disclosed on Peoples Disclosure Schedule 4.01, without the prior written consent of Sovereign; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $500,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in the investment securities portfolio by Peoples or a Peoples Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Peoples or any Peoples Subsidiary of more than $100,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof; or (iv) grant options or issue restricted stock under the 1996 Peoples Stock Option Plan or the 1996 Peoples Management Recognition and Retention Plan.

          Section 4.02  Access; Confidentiality.
                        -----------------------

          (a) From the date of this Agreement through the Closing Date, Peoples or Sovereign, as the case may be, shall afford to, and shall cause each Peoples Subsidiary or Sovereign Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of Peoples and Sovereign will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

          (b) Peoples and Sovereign each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

          (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, Peoples shall permit employees of Sovereign reasonable access to and participation in matters relating to problem loans, loan restructurings and loan work-outs of Peoples and the Peoples Subsidiaries, provided that nothing contained in this subparagraph shall be construed to grant Sovereign or any Sovereign employee any final decision-making authority with respect to such matters.

          (d) If the transactions contemplated by this Agreement shall not be consummated, Peoples and Sovereign will comply with the terms of the confidentiality agreement dated August 28, 1998 and each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. Peoples and Sovereign shall each give prompt notice to the other party of any contemplated disclosure where such disclosure is so legally required.

          Section 4.03  Regulatory Matters and Consents.
                        -------------------------------

          (a) Peoples and Sovereign shall prepare a Prospectus/Proxy Statement to be mailed to shareholders of Peoples in connection with Peoples' meeting of shareholders contemplated to be held on or about April 15, 1999 and the transactions contemplated hereby, and to be filed by Sovereign with the SEC in the Registration Statement, which Prospectus/Proxy statement shall conform to all applicable legal requirements. Sovereign shall, following the preparation thereof, file the Registration Statement with the SEC and Peoples and Sovereign shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Sovereign will advise Peoples, promptly after Sovereign receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Sovereign shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Sovereign will provide Peoples with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as Peoples may reasonably request.

          (b) Sovereign and Peoples will prepare all Applications to Regulatory Authorities and make all filings for, and use their reasonable best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to complete the transactions contemplated by this Agreement.

          (c) Peoples will furnish Sovereign with all information concerning Peoples and Peoples Subsidiaries as may be reasonably necessary or advisable in connection with the Registration Statement and any Application or filing made by or on behalf of Sovereign to any Regulatory Authority in connection with the transactions contemplated by this Agreement and the Bank Plan of Merger.

          (d) Sovereign and Peoples shall have the right to review in advance, and to the extent practicable each will consult with the other on, all information which appears in any filing made with or written materials submitted to the SEC, any Regulatory Authority or any third party in connection with the transactions contemplated by this Agreement and the Bank Plan of Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of the SEC, Regulatory Authorities and third parties necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Plan of Merger and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby and thereby.

          (e) Sovereign will promptly furnish Peoples with copies of all written communications to, or received by Sovereign or any Sovereign Subsidiary from, any Regulatory Authority in respect of the transactions contemplated hereby.

          Section 4.04  Taking of Necessary Action.
                        --------------------------

          (a) Sovereign and Peoples shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the Bank Merger, as soon as practicable after the date hereof, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither Peoples nor any Peoples Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Sovereign, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger and the Bank Merger pursuant to this Agreement and the Bank Plan of Merger; provided that nothing herein contained shall preclude Sovereign or Peoples or from exercising its rights under this Agreement or the Stock Option Agreement.

          (b) Sovereign shall not take any action which would result in any of the representations and warranties of Sovereign set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by law.

          Section 4.05  Certain Agreements.
                        ------------------

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of Peoples or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Peoples, any of the Peoples' Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted or required by the DGCL and the Certificate of Incorporation and Bylaws of Peoples. On or after the Effective Date, Sovereign shall indemnify, defend and hold harmless all prior and then-existing directors and officers of Peoples and any Peoples Subsidiary, against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of Sovereign which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Peoples or any Peoples Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer, director or employee may be indemnified by Peoples or any Peoples Subsidiary as of the date hereof including the right to advancement of expenses, provided, however, that any such officer, director or employee of Peoples or any Peoples Subsidiary may not be indemnified by Sovereign and/or Sovereign Bank if such indemnification is prohibited by applicable law.

          (b) Sovereign shall maintain Peoples' existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms generally no less favorable, including Sovereign's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of five years after the Effective Date; provided, however, that in no event shall Sovereign be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.05(b), any amount per annum in excess of 150% of the amount of the annual premiums paid as of the date hereof by Peoples for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Sovereign shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In the event that Sovereign acts as its own insurer for all of its directors and officers with respect to matters typically covered by a directors' and officers' liability insurance policy, Sovereign's obligations under this
Section 4.05(b) may be satisfied by such self insurance, so long as its senior debt ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc. are not lower than such ratings as of the date hereof.

          (c) Sovereign agrees to honor and Sovereign agrees to cause Sovereign Bank to honor all terms and conditions of all existing employment contracts and special termination agreements disclosed in the Peoples Disclosure Schedule. To the extent that the employment of any of the employees listed on the Peoples Disclosure Schedule is terminated after the Effective Date, Sovereign agrees to enter into consulting arrangements with such individuals for the amounts and for the time periods set forth on the Peoples Disclosure Schedule.

          (d) In the event that Sovereign or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 4.05.

          Section 4.06  No Other Bids and Related Matters.  So long as this
                        ---------------------------------
Agreement remains in effect, Peoples shall not and Peoples shall not authorize or permit any of its directors, officers, employees or agents, to directly or indirectly (i) respond to, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction (as defined below), (ii) recommend or endorse an Acquisition Transaction (unless such person's fiduciary duty as a director of Peoples legally requires such person to do so and such person is so advised in a written opinion of counsel to Peoples), (iii) participate in any discussions or negotiations regarding an Acquisition Transaction, (iv) provide any third party (other than Sovereign or an affiliate of Sovereign) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction or (v) enter into an agreement with any other party with respect to an Acquisition Transaction. Peoples will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Sovereign with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 4.06. Peoples will notify Sovereign orally (within one day) and in writing (as promptly as practicable) if any inquiries or proposals relating to an Acquisition Transaction are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Peoples. As used in this Agreement, "Acquisition Transaction" shall mean one of the following transactions with a party other than Sovereign of an affiliate of Sovereign (i) a merger or consolidation, or any similar transaction, involving Peoples or a Peoples Subsidiary, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of Peoples or a Peoples Subsidiary or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of a substantial interest in any class or series of equity securities of Peoples (other than as permitted by Section 4.01(a)(ii) hereof) or a Peoples Subsidiary.

          Section 4.07  Duty to Advise; Duty to Update Disclosure Schedule.
                        --------------------------------------------------
Each party shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Each party shall update its respective Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in such Disclosure Schedule. The delivery of such updated Schedule shall not relieve a party from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.01(c) and 5.02(c) hereof, as applicable.

          Section 4.08  Conduct of Sovereign's Business.  From the date of this
                        -------------------------------
Agreement to the Closing Date, Sovereign will use its reasonable good faith efforts to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for itself the goodwill of customers of Sovereign and Sovereign Subsidiaries and others with whom business relationships exist.

          Section 4.09  Current Information.
                        -------------------

          (a) During the period from the date of this Agreement to the Effective Date, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), Peoples and Sovereign will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ended December 31, Peoples and Sovereign will deliver to the other party its Annual Report on Form 10-K. Within 25 days after the end of each month, Peoples will deliver to Sovereign a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month.

          (b) Peoples shall provide to Sovereign a copy of the minutes of any meeting of the Board of Directors of

Peoples or any Peoples Subsidiary, or any committee thereof, or any senior management committee, promptly after such minutes are approved at a subsequent meeting of the board or committee, but in any event within 40 days of the meeting of such board or committee to which such minutes relate, except that with respect to any meeting held within 30 days of the Closing Date, such minutes shall be provided prior to the Closing Date.

          Section 4.10  Undertakings by Sovereign and Peoples.
                        -------------------------------------

          (a) From and after the date of this Agreement, Peoples shall:

               (i)  Voting by Directors.  Use its best efforts to cause all
                    -------------------
     members of Peoples' Board of Directors to vote all shares of Peoples' Common Stock beneficially owned by each such director in favor of this Agreement;

               (ii)  Phase I Environmental Audit.  Permit Sovereign, if
                     ---------------------------
     Sovereign elects to do so, at its own expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by Peoples or any Peoples Subsidiary on the date hereof;

               (iii)  Approval of Bank Plan of Merger.  Approve the Bank Plan of
                      -------------------------------
     Merger as sole shareholder of Trenton Savings and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by Trenton Savings;

               (iv)  Proxy Solicitor.  If Sovereign requests and agrees to bear
                     ---------------
     the expense thereof, retain a proxy solicitor in connection with the solicitation of Peoples shareholder approval of this Agreement;

               (v)  Timely Review.  If requested by Sovereign at Sovereign's
                    -------------
     sole expense, cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 71, and to issue its report on such financial statements as soon as is practicable thereafter;

               (vi)  Outside Service Bureau Contracts.  If requested to do so by
                     --------------------------------
     Sovereign, use its reasonable best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to Peoples or any Peoples Subsidiary, on terms and conditions mutually acceptable to Peoples and Sovereign;

               (vii)  Committee Meetings.  Permit a representative of Sovereign,
                      ------------------
     who is reasonably acceptable to Peoples, to attend all committee meetings of Peoples and

     Trenton Savings management including, without limitation, any loan or asset/liability committee;

               (viii)  List of Nonperforming Assets.  Provide Sovereign, within
                       ----------------------------
     ten (10) days after the quarterly meeting of its Asset Review Committee, a written list of nonperforming assets as of the end of such month;

               (ix)  Reserves and Merger-Related Costs.  On or before the
                     ---------------------------------
     Effective Date, establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Peoples to those of Sovereign (as such practices and methods are to be applied to Peoples from and after the Closing Date) and Sovereign's plans with respect to the conduct of the business of Peoples following the Merger and otherwise to reflect Merger-related expenses and costs incurred by Peoples, provided, however, that Peoples shall not be required to take such action (A) more than five (5) days prior to the Effective Date; and (B) unless Sovereign agrees in writing that all conditions to closing set forth in Section 5.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Sovereign of the writing referred to in the preceding clause, Peoples shall provide Sovereign a written statement, certified without personal liability by the chief executive officer of Peoples and dated the date of such writing, that the representation made in Section 2.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by Peoples or any Peoples Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of
     Section 6.01(d) hereof;

               (x)  Shareholders' Meeting.  Peoples shall take all action
                    ---------------------
     necessary to properly call and convene a special meeting of its shareholders on or about April 15, 1999 to consider and vote upon this Agreement and the transactions contemplated hereby; the Board of Directors of Peoples shall recommend that the shareholders of Peoples, approve this Agreement and the transactions contemplated hereby, provided, however, that no director of Peoples shall be required to take any action in accordance with this subsection in such person's capacity as a director if the fiduciary duty of such person in such capacity legally requires otherwise and such person is so advised in a written opinion of counsel;

               (xi)  Personnel Information.  Deliver to Sovereign, if not done
                     ---------------------
     so heretofore, schedule(s) of all employees including pertinent information concerning each such employee as reasonably requested by Sovereign and sorted as reasonably requested by Sovereign; such schedule(s) shall be updated as necessary to reflect in a timely manner any deletions or additions; make available for inspection and copying by Sovereign all personnel records;

               (xii)  Personnel Additions and Terminations.  If requested by
                      ------------------------------------
     Sovereign, advise and consult with Sovereign regarding the hiring or termination of any employee;

               (xiii)  Employment Policies.  Deliver to Sovereign all personnel
                       -------------------
     policy manuals, memoranda and postings, and all employee handbooks or other communications with employees regarding personnel policies and practices; furnish additional information as reasonably requested by Sovereign with respect to such policies and practices and any others not covered by any such written materials;

               (xiv)  WARN Notices.  Assist Sovereign as reasonably requested by
                      ------------
     it in connection with Sovereign providing notices to affected employees under the Workers Adjustment and Retraining Notification Act or complying with any other Labor and Employment Law; and

               (xv)  Employment Law Claims.  Inform Sovereign promptly upon
                     ---------------------
     receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Peoples or any Peoples Subsidiary under any Labor and Employment Law.

          (b) From and after the date of this Agreement, Sovereign and Peoples shall each:

               (i)  Identification of Peoples' Affiliates.  Cooperate with the
                    -------------------------------------
     other and use its best efforts to identify those persons who may be deemed to be Affiliates of Peoples;

               (ii)  Public Announcements.  Cooperate and cause its respective
                     --------------------
     officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to Peoples shareholders, Peoples' internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary under applicable law;

               (iii)  Maintenance of Insurance.  Maintain, and cause their
                      ------------------------
     respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

               (iv)  Maintenance of Books and Records.  Maintain, and cause
                     --------------------------------
     their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

               (v)  Delivery of Securities Documents.  Deliver to the other,
                    --------------------------------
     copies of all Securities Documents simultaneously with the filing thereof; and

               (vi)  Taxes.  File all federal, state, and local tax returns
                     -----
     required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

          Section 4.11  Employee Benefits and Termination Benefits.
                        ------------------------------------------

          (a) Employee Benefits.  On and after the Effective Date, the employee
              -----------------
pension (including employee stock ownership plans) and welfare benefit plans of Sovereign and Peoples (as well as any other plan of Peoples providing for benefits not subject to ERISA) may, at Sovereign's election and subject to the requirements of the IRC, continue to be maintained separately or consolidated or terminated, except as set forth below. In connection with implementation of the foregoing, the following provisions and guidelines shall apply:

               (i)  Sovereign Employee Stock Ownership Plan ("ESOP").  Employees
                    ------------------------------------------------
     of Peoples and Peoples Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary shall become entitled to participate in the Sovereign ESOP in accordance with its terms by treating them as newly employed individuals without any prior service credit under such plan.

               (ii)  Trenton Savings Bank FSB Employee Stock Ownership Plan
                     ------------------------------------------------------
     ("Peoples ESOP").  After the Effective Date, Sovereign will not merge the
     ----------------
     Peoples ESOP until and unless required by applicable law, and in no event prior to December 31, 2000.

               (iii)  Sovereign Defined Benefit Pension Plan ("DB Plan").
                      --------------------------------------------------
     Employees of Peoples and Peoples Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary shall become entitled to participate in Sovereign's DB Plan in accordance with its terms. In this regard, each such employee shall (A) receive, for purposes of participation and vesting only, credit for all service with Peoples or a Peoples Subsidiary credited to each such employee under Peoples' applicable qualified plan, and (B) enter the Sovereign DB Plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements.

               (iv)  Sovereign 401(k) Retirement Savings Plan ("401(k) Plan").
                     --------------------------------------------------------
     Employees of Peoples and Peoples Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary shall become entitled to participate in the Sovereign 401(k) Plan in accordance with its terms. In this regard, each such employee shall (A) receive, for purposes of participation and vesting only, credit for all service with Peoples or a Peoples Subsidiary credited to each such employee under Peoples' 401(k) Plan as of the Effective Date, and (B) enter the Sovereign 401(k) Plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements.

               (v)  Peoples Savings Plan ("401(k) Plan").  After the Effective
                    ------------------------------------
     Date, Sovereign will initially continue to maintain Peoples' 401(k) Plan until its participants generally become eligible to participate in the Sovereign 401(k) Plan. Thereafter, Sovereign shall have the right, but not the obligation, to combine the two plans on such terms as it deems appropriate and in accordance with applicable law.

               (vi)  Sovereign and Peoples Nonqualified Deferred Compensation
                     --------------------------------------------------------
     Plans ("Excess Benefit Plans").  Following the Merger, Sovereign will, as
     ------------------------------
     soon as administratively feasible, consolidate the Excess Benefit Plans maintained by Sovereign and Peoples to supplement certain pension benefits lost by some employees by reason of limitations contained in the IRC. Such consolidation shall be effected in such a manner that no person receive redundant benefits or lose existing benefits. The intent of the preceding sentence is that affected employees of Peoples and Peoples Subsidiaries generally shall be entitled only to the sum of (A) the benefits accrued under the Peoples Excess

     Benefit Plan(s) as of the plan consolidation, and (B) the benefits accrued thereafter under the combined Excess Benefit Plan.

               (vii)  Peoples 1996 and 1999 Recognition and Retention Plan
                      ----------------------------------------------------
     ("1996 RRP" and "1999 RRP").  The 1996 RRP shall continue in effect
     ---------------------------
     following the Effective Date as a Sovereign plan. No action shall be taken that would adversely affect the rights of plan participants who hold outstanding grants or awards of shares of Peoples Common Stock, whether before or after the Effective Date. No further grants or awards shall be made under the 1996 RRP following the date of this Agreement. Peoples may adopt the 1999 RRP in the form set forth in the Peoples Disclosure Schedule. The 1999 RRP will permit the grant or award of a maximum of 578,000 shares of Peoples Common Stock to the individuals and in the amounts set forth on the Peoples Disclosure Schedule; provided, however, that the 1999 RRP shall provide that grants or awards under the 1999 RRP shall provide for three-year vesting and shall not automatically vest upon the "change in control" which would occur on the Effective Date as a result of the Merger.

               (viii)  Peoples 1996 and 1999 Stock Option Plans ("1996 Option
                       ------------------------------------------------------
     Plan") and ("1999 Option Plan").  The 1996 Option Plan shall continue in
     -------------------------------
     effect following the Effective Date as a Sovereign plan. No action shall be taken that would adversely affect the rights of plan participants who hold outstanding grants of options to purchase Peoples Common Stock, whether before or after the Effective Date. No further grants of stock options will be made under the 1996 Option Plan following the date of this Agreement. Peoples may adopt the 1999 Option Plan in the form set forth in the Peoples Disclosure Schedule. The 1999 Option Plan will permit the grant of stock options to purchase a maximum of 1,428,000 shares of Peoples Common Stock to the individuals and in the amounts set forth on the Peoples Disclosure Schedule; provided, however, that options granted under the 1999 Option Plan shall provide for three-year vesting and shall not automatically vest upon the "change in control" which would occur on the Effective Date as a result of the Merger.

               (ix)  Welfare Benefit Plans.  After the Effective Date, the
                     ---------------------
     welfare benefit plans of Sovereign and Peoples (and their respective subsidiaries) shall initially remain unchanged. Sovereign shall undertake a study, in consultation with appropriate professional advisors, with a view toward the possible combination of some or all of such plans or the benefits provided thereunder. Following such study, Sovereign shall take such action with respect to such plans (which may include the implementation of new benefits, reduction or elimination of some benefits, and the alteration of the respective cost allocation between employer and employee) as it deems appropriate under the circumstances. In the event of any termination of or consolidation of a Peoples welfare plan with any Sovereign welfare plan, all employees of Peoples and Peoples Subsidiaries who are eligible for continued coverage under the Peoples welfare plan shall have immediate coverage under any successor welfare plan without the necessity of satisfying a waiting period for coverage of any pre-existing condition. Except for the individuals set forth in the Peoples Disclosure Schedule, Sovereign does not provide welfare benefits to part-time employees or retired employees.

               (x)  Peoples Bonus Plans and Arrangements.  Peoples may continue
                    ------------------------------------
     to administer such bonus programs and arrangements as are disclosed pursuant to this Agreement through the Effective Date, with such equitable modifications as may be appropriate to take into account the circumstances of the Merger and the timing thereof. In the event the Merger shall occur after the current fiscal year, bonuses shall be provided on a pro rata basis with respect to the interim period; provided, however, that bonuses for such interim period, in the aggregate, shall not exceed twenty-five percent (25%) of the aggregate amount of bonuses payable for the calendar year ending December 31, 1998.

               (xi)  Other Peoples Plans.  From the date of this Agreement
                     -------------------
     through the Effective Date of the Merger, without the prior written consent of Sovereign and except as otherwise expressly permitted by this Agreement, no further benefits, grants or awards shall be made available under any other Peoples plans to employees or directors, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, and performance shares.

          (b) Termination Benefits.  Peoples shall use its best efforts to cause
              --------------------
to be delivered to Sovereign within five (5) business days following execution of this Agreement with respect to each executive officer named on the Benefits
Schedule included in the Peoples Disclosure Schedule, the written acknowledgment of each such individual in the form attached hereto as Exhibit 4 pursuant to which each such individual agrees and acknowledges that the dollar amount set forth opposite such individual's name on such Benefits Schedule is the entire amount that would be due to such individual under any employment agreement, special termination agreement, supplemental executive retirement plan, deferred bonus plan, deferred compensation plan, salary continuation plan, or any other pension benefit or welfare benefit plan maintained by Peoples solely for the benefit of officers of Peoples or Peoples Subsidiaries assuming a termination of such individual's employment on April 2, 1999, and April 1, 1999 as the Closing Date. Peoples and Sovereign acknowledge and agree that the amounts shown on the

Benefits Schedule and the letter of acknowledgement for each officer named herein reflect a good faith estimate of the amounts that will be payable to such individuals under the circumstances described and may be subject to adjustment upon an actual termination of employment in order to reflect increases in such individuals' compensation and benefit plans consistent with past practices for routine periodic increases.

          (c) Severance Policy.  Sovereign agrees to cause Sovereign Bank to
              ----------------
provide severance pay, as set forth below, to any employee of Peoples whose employment is terminated hereafter in connection with the Merger up to three (3) months beyond the Effective Date, because (i) such employee's position is eliminated, or (ii) such employee is not offered or retained in comparable employment (i.e., a position of generally similar job description or responsibilities in a location within a thirty (30)-mile radius from either such employee's work location with Peoples or residence), excluding any employee who has an existing employment or consulting agreement with Peoples or any Peoples Subsidiary, who has accepted an offer from Sovereign of noncomparable employment or whose employment is terminated for Cause (as defined below), provided such
                                                                --------
employee executes such documentation as Sovereign may reasonably require, including Sovereign's customary form of release provided to Peoples prior to the execution of this Agreement and provided such employee does not leave employment with Peoples or Sovereign prior to the employment termination date or any extension thereof established or adjusted by Sovereign: (i) senior officers (within the meaning of Peoples' Severance Pay Policy) shall be entitled to two and one-half (2-1/2) weeks' pay for each full year of continuous service with a minimum severance benefit of thirty (30) weeks' pay; (ii) junior officers (within the meaning of Peoples' Severance Pay Plan) shall be entitled to two and one-half (2-1/2) weeks pay for each full year of continuous service with a minimum severance benefit of sixteen (16) weeks' pay and a maximum severance benefit of thirty (30) weeks' pay; (iii) regular full-time employees who are exempt employees under FLSA shall be entitled to two and one-half (2-1/2) weeks' pay for each full year of continuous service with a minimum severance benefit of eight (8) weeks' pay and a maximum severance benefit of thirty (30) weeks' pay;
(iv) regular full-time employees who are nonexempt employees under FLSA shall be entitled to two and one-half (2-1/2) weeks' pay for each full year of continuous service with a minimum severance benefit of four (4) weeks' pay and a maximum severance benefit of thirty (30) weeks' pay; and (v) part-time, peak-time and temporary employees shall not be entitled to any severance benefits. For purposes of this Section 4.11(c), "Cause" shall mean termination because of the employee's personal dishonesty, failure to meet established performance goals and standards, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).
The benefits provided to terminated Peoples employees under this subsection are the only severance benefits payable by Peoples to such employees (excluding severance benefits provided under existing employment or consulting agreements or as otherwise required by law), except for employees who do not execute the documentation required by Sovereign, which employees shall be entitled to the termination benefits provided under Peoples' normal severance policies. The benefits payable to Peoples' employees under this subsection or otherwise shall in any event be in lieu of any termination benefits to which such employees would otherwise be entitled under Sovereign's or Sovereign Bank's severance policies or programs then in effect.

          (d) Intention Regarding Future Employment.  Sovereign and Sovereign
              -------------------------------------
Bank shall use their reasonable best efforts to inform the employees of Peoples at least sixty (60) days prior to the Effective Date of the likelihood of such employees having continued employment with Sovereign Bank following the Effective Date and, where appropriate in Sovereign Bank's judgment, it will consider for employment opportunities at Sovereign Bank such employees who would otherwise be terminated.

          (e) Retention Bonuses.  Notwithstanding subparagraph (c) above, each
              -----------------
employee of Peoples or of Trenton Savings identified in the Peoples Disclosure Schedule shall be entitled to receive a "retention" bonus from Peoples (or the applicable Peoples Subsidiary) as determined by the executive officers of Peoples (after consultation with Sovereign) and as set forth on the Peoples Disclosure Schedule in the event that such employee remains an employee of Peoples (or the applicable Peoples Subsidiary), until the date the systems conversion occurs (or such other date established or adjusted by Sovereign not to exceed 90 days following the date the system conversion occurs) or is terminated prior to the date of the systems conversion, but after the Effective Date, and satisfactorily fulfills the duties and responsibilities of the position of such employee of Peoples (or the applicable Peoples Subsidiary) through the employee's termination date; provided that retention bonuses, in the aggregate, shall not exceed $2,400,000.

          Section 4.12  NASDAQ Listing.  Sovereign shall use all reasonable best
                        --------------
efforts to cause the shares of Sovereign Common Stock to be issued in connection with the Merger to be approved for quotation on the Nasdaq Stock Market's National Market System, subject to official notice of issuance, as of or prior to the Effective Date.

          Section 4.13  Affiliate Letter.  Concurrently with, or within five (5)
                        ----------------
business days after, the execution and delivery of this Agreement, Peoples shall cause to be delivered to Sovereign the Letter Agreement attached hereto as
Exhibit 1, executed by each director, officer and any Affiliate of Peoples.

          Section 4.14  Publication of Combined Financial Results.  Sovereign
                        -----------------------------------------
shall use its reasonable best efforts to publish as soon as possible, but no later than thirty (30) days after the end of the first month after the Effective Date in which there are at least 30 days of post-Merger combined operations, combined revenues and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135, provided, however, that Sovereign may delay publishing such information for such period of times as it, in its good faith reasonable judgment, deems necessary or desirable to achieve a bona fide corporate purpose.

          Section 4.15  Sovereign Rights Agreement.  Sovereign agrees that any
                        --------------------------
Sovereign Rights issued pursuant to the Sovereign Rights Agreement shall be issued with respect to each share of Sovereign Common Stock issued pursuant to the terms hereof regardless whether there has occurred a "Distribution Date" under the terms of such Sovereign Rights Agreement prior to the Effective Date, as well as to take all action necessary or advisable to enable the holder of each such share of Sovereign Common Stock to obtain the benefit of such Sovereign Stock Purchase Rights notwithstanding their prior distribution, including without limitation, amendment of the Sovereign Rights Agreement.

          Section 4.16  Advisory Board.  On the Effective Date, Sovereign Bank
                        --------------
shall establish the Peoples Advisory Board (the "Peoples Advisory Board"), which shall consist of all members of the Peoples Advisory Board immediately prior to the Effective Date. Each member of the Peoples Advisory Board shall be paid an annual retainer of $1,000. The Peoples Advisory Board shall be initially established for a term of one year from the Effective Date. Thereafter, for a period of two additional years, Sovereign shall either continue the Peoples Advisory Board or designate former members of the Peoples Advisory Board as Directors Emeriti.

                                   ARTICLE V
                                   CONDITIONS
                                   ----------

          Section 5.01  Conditions to Peoples' Obligations under this Agreement.
                        --------------------------------------------------------
The obligations of Peoples hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Peoples pursuant to Section 7.03 hereof:

          (a) Corporate Proceedings.  All action required to be taken by, or on
              ---------------------
the part of, Sovereign and Sovereign Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Sovereign and Sovereign Bank; and Peoples shall have received certified copies of the resolutions evidencing such authorizations;

          (b) Covenants.  The obligations and covenants of Sovereign required by
              ---------
this Agreement to be performed by Sovereign at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Sovereign;

          (c) Representations and Warranties.  The representations and
              ------------------------------
warranties of Sovereign set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect with respect to Sovereign;

          (d) Approvals of Regulatory Authorities.  Sovereign shall have
              -----------------------------------
received all required approvals of Regulatory Authorities of the Merger, and delivered copies thereof to Peoples; and all notice and waiting periods required thereunder shall have expired or been terminated;

          (e) No Injunction.  There shall not be in effect any order, decree or
              -------------
injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

          (f) No Material Adverse Effect.  Since December 31, 1997, there shall
              --------------------------
not have occurred any Material Adverse Effect with respect to Sovereign;

          (g) Officer's Certificate.  Sovereign shall have delivered to Peoples
              ---------------------
a certificate and such other documents, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

          (h) Opinion of Sovereign's Counsel.  Peoples shall have received an
              ------------------------------
opinion of Stevens & Lee, counsel to Sovereign, dated the Closing Date, in form and substance reasonably satisfactory to Peoples and its counsel to the effect set forth on Exhibit 5 attached hereto;

          (i) Registration Statement.  The Registration Statement shall be
              ----------------------
effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

          (j) Tax Opinion.  Peoples shall have received an opinion of Stevens &
              -----------
Lee, substantially to the effect set forth on Exhibit 6 attached hereto;

          (k) Approval of Peoples' Shareholders.  This Agreement shall have been
              ---------------------------------
approved by the shareholders of Peoples by such vote as is required under Peoples' certificate of incorporation and bylaws, the DGCL or under Nasdaq requirements applicable to it; and

          (l) Investment Banking Opinion.  Peoples shall have received a written
              --------------------------
opinion, dated within five (5) days of mailing the Prospectus/Proxy Statement, from Berwind Financial, updating its prior written opinion, to the effect that the Exchange Ratio is fair, from a financial point of view, to such shareholders.

          Section 5.02  Conditions to Sovereign's Obligations under this
                        ------------------------------------------------
Agreement.  The obligations of Sovereign hereunder shall be subject to
---------
satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Sovereign pursuant to Section 7.03 hereof:

          (a) Corporate Proceedings.  All action required to be taken by, or on
              ---------------------
the part of, Peoples and Trenton Savings to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Peoples and Trenton Savings; and Sovereign shall have received certified copies of the resolutions evidencing such authorizations;

          (b) Covenants.  The obligations and covenants of Peoples, required by
              ---------
this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Peoples;

          (c) Representations and Warranties.  The representations and
              ------------------------------
warranties of Peoples set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Peoples;

          (d) Approvals of Regulatory Authorities.  Sovereign shall have
              -----------------------------------
received all required approvals of Regulatory Authorities for the Merger, without the imposition of any term or condition that would have a Material Adverse Effect on Sovereign upon completion of the Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

          (e) No Injunction.  There shall not be in effect any order, decree or
              -------------
injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

          (f) No Material Adverse Effect.  Since December 31, 1997, there shall
              --------------------------
not have occurred any Material Adverse Effect with respect to Peoples.

          (g) Officer's Certificate.  Peoples shall have delivered to Sovereign
              ---------------------
a certificate and such other documents, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (e) of this
Section 5.02 have been satisfied, to the best knowledge of the officer executing the same;

          (h) Opinions of Peoples' Counsel.  Sovereign shall have received an
              ----------------------------
opinion of Luse Lehman Gorman Pomerenk & Schick, counsel to Peoples, dated the Closing Date, in form and substance reasonably satisfactory to Sovereign and its counsel to the effect set forth on Exhibit 7 attached hereto;

          (i) Registration Statement.  The Registration Statement shall be
              ----------------------
effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

          (j) Tax Opinion.  Sovereign shall have received an opinion of Stevens
              -----------
& Lee, its counsel, substantially to the effect set forth on Exhibit 6 attached hereto;

          (k) Pooling Letter.  Sovereign shall have received letters from Ernst
              --------------
& Young LLP and KPMG Peat Marwick LLP to the effect that the Merger will be treated as a "pooling of interests" for financial accounting purposes;

          (l) Phase I Environmental Audit Results.  The results of any "phase I
              -----------------------------------
environmental audit" conducted pursuant to Section 4.10(a)(ii) with respect to owned or occupied bank premises shall be reasonably satisfactory to Sovereign; provided, however, that
(i) any such environmental audit must be initiated within 30 days of the date of this Agreement, (ii) Sovereign must elect to terminate this Agreement or waive its right to terminate the Agreement under this Section 5.02(l) within 15 days of receiving the results of such environmental audit and (iii) Sovereign may not terminate this Agreement under this Section 5.02(l) unless the results of such audits result in a Material Adverse Effect on Sovereign;

          (m) Shareholder Approval.  This Agreement shall have been approved by
              --------------------
the shareholders of Sovereign by such vote as is required under Sovereign's articles of incorporation and bylaws or under Nasdaq requirements applicable to it, to the extent required by Nasdaq rules applicable to Sovereign.

          (n) Liquidation Account.  Neither the Merger or consummation of the
              -------------------
Bank Plan of Merger shall require Sovereign, Peoples or any Subsidiary of either to distribute to depositors the liquidation account established by Trenton Savings in connection with its conversion from mutual to stock form.

                                   ARTICLE VI
                       TERMINATION, WAIVER AND AMENDMENT
                       ---------------------------------

          Section 6.01  Termination.  This Agreement may be terminated on or at
                        -----------
any time prior to the Closing Date:

          (a) By the mutual written consent of the parties hereto;

          (b)  By Sovereign or Peoples:

               (i) if the Closing Date shall not have occurred on or before June 30, 1999 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe, in any material respect, its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

               (ii) if either party has received a final unappealable administrative order from a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted, unless in the case of both Section 6.01(b)(i) and 6.01(b)(ii) hereof the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth herein required to be performed or observed by such party on or before the Closing Date.

          (c) By Peoples, on the Closing Date if both of the following conditions are satisfied:

               (1) the Sovereign Market Value as of the close of business on the Determination Date shall be less than $11.00; and

               (2) (i) the quotient obtained by dividing the Sovereign Market Value as of the close of business on the Determination Date by $13.125 (such number being referred to herein as the "Sovereign Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting
     0.10 from the quotient in this clause (2)(ii).

          For purposes of this Section 6.01(c), the following terms shall have the meanings indicated.

          "Determination Date" shall mean the date immediately preceding the Closing Date.

          "Index Group" shall mean the eight thrift holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock) redistributed proportionately for purposes of determining the Index Price. The eight thrift holding companies and the weights attributed to them are as follows:

          Thrift Holding Companies          % Weighting
          ------------------------          -----------

     Dime Bancorp, Inc.....................      27.67%
     Charter One Financial.................      14.87%
     Golden State Bancorp..................      11.75%
     Astoria Financial Corporation.........      11.75%
     Washington Federal, Inc...............      11.07%
     GreenPoint Financial Corp.............       9.86%
     Bank United Corp......................       6.62%
     Peoples Heritage Finl Group...........       6.41%
                                                -------

         Total.............................     100.00%
                                                =======

          "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing sales prices of the companies composing the Index Group (reported as provided with respect to the Sovereign Market Value).

          "Starting Date" shall mean September 3, 1998.

          If any company belonging to the Index Group or Sovereign declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Sovereign shall be appropriately adjusted for the purposes of applying this
Section 6.01(c); or

          (d) By Sovereign at any time prior to the Closing Date if the Board of Directors of Peoples shall have (i) failed to recommend and endorse this Agreement and the transactions contemplated hereby, (ii) withdrawn, modified or changed in a manner adverse to Sovereign its approval or recommendation of this Agreement and the transactions contemplated hereby, or (iii) recommended or endorsed another Acquisition Transaction.

          (e) At any time on or prior to the Effective Date, by Peoples in writing if Sovereign has, or by Sovereign in writing if Peoples has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which in the case of a breach referred to in subclause (i) or (ii) above by Sovereign would have a Material Adverse Effect on Sovereign and in case of a breach referred to in subclause (i) or (ii) above by Peoples would have a Material Adverse Effect on Peoples, in any case if such breach has not been substantially cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Date or if on such date such breach no longer causes a Material Adverse Effect.

          Section 6.02  Effect of Termination.  If this Agreement is terminated
                        ---------------------
pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(d), Section 4.10(b)(iii) and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Sovereign or Peoples to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement or any fraudulent breach of a representation or warranty.

                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

          Section 7.01  Expenses.  Except for the cost of printing and mailing
                        --------
the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

          Section 7.02  Non-Survival of Representations and Warranties.  All
                        ----------------------------------------------
representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants that by their terms are to be performed after the Effective Date, including without limitation the covenants set forth in Sections 1.02(f), 1.02(g), 4.05, and 4.11(a), (c) and (e) which will survive the Merger, shall terminate on the Closing Date.

          Section 7.03  Amendment, Extension and Waiver.  Subject to applicable
                        -------------------------------
law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise provided that any amendment, extension or waiver granted or executed after shareholders of Peoples have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to holders of Peoples Common Stock upon consummation of the Merger or otherwise materially adversely affect the shareholders of Peoples without the approval of the shareholders who would be so affected. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          Section 7.04  Entire Agreement.  This Agreement, including the
                        ----------------
documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that
                                                         --------  -------
nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(f), 1.02(g), 4.05, and 4.11(a) and (c).

          Section 7.05  No Assignment.  Neither party hereto may assign any of
                        -------------
its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

          Section 7.06  Notices.  All notices or other communications hereunder
                        -------
shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

          (a)  If to Sovereign, to:
          Sovereign Bancorp, Inc.
          1130 Berkshire Boulevard
          Wyomissing, Pennsylvania  19610

          Attention:  Jay S. Sidhu,
                      President and Chief Executive
                      Officer

          Telecopy No.:  (610) 320-8448

          with a copy to:

          Stevens & Lee
          111 North Sixth Street
          Reading, Pennsylvania  19601

          Attention:  Joseph M. Harenza, Esquire
                              and
                      David W. Swartz, Esquire

          Telecopy No.:  (610) 376-5610

          (b)  If to Peoples, to:

          Peoples Bancorp, Inc.
          134 Franklin Corner Road
          Lawrenceville, New Jersey  08648-0950

          Attention:  Wendell T. Breithaupt,
                      President and Chief Executive
                      Officer

          Telecopy No.:  (609) 844-9636

          with copies to:

          Luse Lehman Gorman Pomerenk & Schick
          5335 Wisconsin Avenue, N.W.
          Suite 400
          Washington, D.C.  20015

          Attention:  John J. Gorman, Esquire
                             and
                      Kenneth R. Lehman, Esquire

          Telecopy No.:  (202) 362-2902

          Section 7.07  Captions.  The captions contained in this Agreement are
                        --------
for reference purposes only and are not part of this Agreement.

          Section 7.08  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          Section 7.09  Severability.  If any provision of this Agreement or the
                        ------------
application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          Section 7.10  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    SOVEREIGN BANCORP, INC.

                                    By: /s/ Jay S. Sidhu
                                        -------------------------------------
                                        Jay S. Sidhu,
                                        President and Chief Executive Officer


                                    PEOPLES BANCORP, INC.

                                    By: /s/ Wendell T. Breithaupt
                                        -------------------------------------
                                        Wendell T. Breithaupt,
                                        President and Chief Executive Officer